Media Contact: Dana Crothers
Marketing Director
704.940.2904
dcrothers@cogdellspencer.com
FOR IMMEDIATE RELEASE
February 25, 2009
COGDELL SPENCER INC. ANNOUNCES INCREASED EARNINGS IN 2008, CAUTIOUS OUTLOOK FOR 2009
Charlotte, N.C. (February 25, 2009) — Cogdell Spencer Inc. (NYSE: CSA), a real estate investment trust (REIT) that invests in specialty office buildings, including medical offices and ambulatory surgery and diagnostic centers, and provides strategic planning and design and construction services for the medical profession, announces financial results for the quarter and year ended December 31, 2008.
“We are very pleased with our results for 2008, improving our revenue, earnings, and cash flow compared to 2007,” said Cogdell Spencer President and CEO Frank Spencer. “We are expecting greater challenges in 2009 and have taken a number of cost saving steps to prepare our company for a difficult market.”
Fourth Quarter 2008 Results
Cogdell Spencer Inc. reports Funds from Operations Modified (FFOM) of $8.1 million for the quarter ended December 31, 2008, compared to $5.1 million in the prior year fourth quarter, representing an increase of 59%. FFOM per share and operating partnership unit, basic and diluted, for the current year fourth quarter was $0.30 compared to $0.31 in the prior year fourth quarter. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. During the current fourth quarter, the Company announced a reduction in force that resulted in after-tax restructuring and severance charges of $0.9 million, or $0.03 per share and operating partnership unit.
FFO for the three months ended December 31, 2008, was $5.7 million, or $0.21 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 26,765,620 and 26,890,347; respectively, for the three months ended December 31, 2008.
Net income (loss) was ($1.0 million) for the three months ended December 31, 2008, or ($0.06) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 17,557,417 for the three months ended December 31, 2008.

As of December 31, 2008, the Company’s portfolio consisted of 62 consolidated wholly-owned and joint venture properties, comprising a total of approximately 3.3 million net rentable square feet. The overall percentage of leased space at the Company’s 61 in-service, consolidated properties as of December 31, 2008, was 92.4%. In addition, the Company has three unconsolidated joint venture properties and manages 51 properties for third party clients totaling approximately 2.5 million net rentable square feet.
Results for the Year Ended December 31, 2008
FFOM for the year ended December 31, 2008 was $29.4 million, or $1.22 per share and operating partnership unit, basic and diluted, an increase of 4.3% compared to the prior year ended December 31, 2007. FFO for the year ended December 31, 2008 was $21.4 million, or $0.89 per share and operating partnership unit, basic and diluted. The weighted average number of basic and diluted shares and operating partnership units outstanding totaled 23,996,466 and 24,098,321, respectively, for the year ended December 31, 2008. During 2008, the Company incurred after-tax restructuring and severance charges of $1.3 million, or $0.06 per share and operating partnership unit. Excluding these one-time charges, operating results per share increased 9.4% compared to the prior year ended December 31, 2007.
Net income (loss) was ($5.8 million) for the year ended December 31, 2008, or ($0.37) per share basic and diluted. The weighted average number of basic and diluted shares outstanding totaled 15,770,212 for the year ended December 31, 2008.
Business Strategy
On December 29, 2008, the Company announced that its Board of Directors approved a business plan for 2009 that focuses on cost reductions and the preservation of capital for productive deployment while allowing the Company to pursue its integrated delivery strategy despite client-related project delays resulting from the current financial crisis. As part of this plan, the Company has implemented a cost saving plan which, when combined with a reduction in force, will generate approximately $17 million in annual savings. As a part of this effort, the Company’s Erdman subsidiary implemented a reduction in force in order to right-size the organization for contracted 2009 revenues, and eliminated approximately 115 jobs.
The Company also announced a reduction of its dividend from an annual equivalent of $1.40 per share and operating partnership unit ($0.35 per share and operating partnership unit per quarter) to an annual equivalent of $0.90 per share and operating partnership unit ($0.225 per share and operating partnership unit per quarter beginning with the fourth quarter of 2008).
Financing
In December 2008, the Company placed a mortgage on the previously unencumbered East Jefferson Medical Plaza, LLC facility in Metairie, LA. The $11.6 million note payable matures on January 31, 2012, and requires interest-only payments at an interest rate that has been swapped to a fixed rate of 5.55%.

In December 2008, the Company refinanced the mortgage note payable for the River Hills Medical Associates, LLC facility in Little River, SC. Terms of the note payable require monthly payments of principal and interest through December 2011, at which time the remaining principal is due. The note payable has an interest rate that has been swapped to a fixed rate of 5.53%. In connection with the refinancing, the principal balance was increased by $1.1 million to $4.0 million.
In October 2008, the Company repaid the remaining principal balance of $7.4 million on the mortgage note payable for the Birkdale Medical Village facility in Huntersville, NC.
Dividend
On December 29, 2008, the Company announced that its Board of Directors had declared a quarterly dividend of $0.225 per share and operating partnership unit that was paid in cash on January 30, 2009 to holders of record on January 14, 2009. The dividend covered the Company’s fourth quarter of 2008.
Outlook
“As we look to 2009, we have implemented a $17 million savings plan as a way of right-sizing the company to our projected decline in design-build revenue,” said CEO and President Frank Spencer. “It is a difficult capital environment for us and for our clients. The sooner liquidity and credit are restored, the quicker we will see a positive turn in results.”
The Company’s management team expects that FFOM per share and operating partnership unit for the year ending December 31, 2009 will be between $1.10 and $1.22 and expects that FFO per share and operating partnership unit will be between $0.87 and $0.99. A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2009 is below:

	Guidance Range for the
	Year Ending December 31, 2009
(In thousands, except per share and operating partnership unit data)	Low	High
Net loss before minority interests in Operating Partnership	$(3,500)	$(200)

Plus real estate related depreciation and amortization	27,500	27,500

Funds from Operations (FFO)	24,000	27,300

Plus amortization of intangibles related to purchase accounting, net of income tax benefit	6,150	6,150

Funds from Operations Modified (FFOM)	$30,150	$33,450

FFO per share and unit — diluted	$0.87	$0.99
FFOM per share and unit — diluted	$1.10	$1.22

Weighted average shares and units outstanding — diluted	27,500	27,500

Supplemental operating and financial data are available in the Investor Relations section of the Company’s Web site at www.cogdellspencer.com.
The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months and year ended December 31, 2008. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.
Conference Call
Cogdell Spencer Inc. invites you to attend the Company’s Fourth Quarter 2008 Conference Call on Thursday, February 26, 2009 at 4:00 p.m. (Eastern Standard Time). The number to call for this teleconference is (800) 860-2442 (domestic) or (412) 858-4600 (international), and no passcode is required. In addition, the conference call can be accessed via the Internet at www.cogdellspencer.com through the “Q4 2008 Earnings Conference Call” link on the Investor Relations page.
A playback will be available until March 13, 2009. To access the playback, please dial (877) 344-7529 (domestic) or (412) 317-0088 (international) and enter the passcode: 423956. The replay can also be accessed via the Internet at www.cogdellspencer.com through the “Q4 2008 Earnings Conference Call” link on the Investor Relations page.

About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered, and self-managed real estate investment trust that invests in specialty office buildings for the medical profession, including medical offices and ambulatory surgery and diagnostic centers. The Company focuses on the ownership, development, redevelopment, acquisition, and management of strategically located medical office buildings and other healthcare related facilities in the United States of America. Erdman, A Cogdell Spencer Company, provides service offerings including strategic planning development, design, and construction. The Company is built around understanding and addressing the full range of specialized real estate needs of the healthcare industry. Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdellspencer.com and www.erdman.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to integrate Erdman; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; changes in the reimbursement available to our tenants by government or private payors; our tenants’ ability to make rent payments; defaults by tenants; market trends; and projected capital expenditures.
For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2007, and Form 10-Q for the quarter ended June 30, 2008. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2008	December 31, 2007
Assets
Real estate properties:
Operating real estate properties	$531,932	$486,279
Less: Accumulated depreciation	(69,285)	(44,596)

Total operating real estate properties, net	462,647	441,683
Construction in progress	15,314	13,380

Total real estate properties, net	477,961	455,063
Cash and cash equivalents	34,668	3,555
Restricted cash	12,964	1,803
Tenant and accounts receivable, net	43,523	2,248
Goodwill and intangible assets, net	301,767	31,589
Other assets	29,207	11,979

Total assets	$900,090	$506,237

Liabilities and stockholders’ equity
Mortgage notes payable	$240,736	$237,504
Revolving credit facility	124,500	79,200
Term loan	100,000	—
Accounts payable	22,090	5,817
Billings in excess of costs and estimated earnings on uncompleted contracts	17,025	—
Deferred income taxes	34,176	217
Payable to prior MEA Holdings, Inc shareholders	18,002	—
Other liabilities	60,567	21,243

Total liabilities	617,096	343,981
Minority interests	94,045	47,221
Stockholders’ equity	188,949	115,035

Total liabilities and stockholders’ equity	$900,090	$506,237

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenues:
Rental revenue	$20,177	$17,594	$77,799	$62,908
Design-Build contract revenue and other sales	78,726	—	253,596	—
Property management and other fees	935	858	3,460	3,502
Development management and other income	134	14	885	290

Total revenues	99,972	18,466	335,740	66,700

Expenses:
Property operating and management	7,972	6,937	31,376	25,704
Costs related to design-build revenue and other sales	67,112	—	214,019	—
Selling, general, and administrative	9,819	2,069	30,215	7,365
Depreciation and amortization	11,741	7,094	45,016	27,758

Total expenses	96,644	16,100	320,626	60,827

Income from operations before other income (expense)	3,328	2,366	15,114	5,873

Other income (expense):
Interest and other income, net	239	400	922	1,194
Interest expense	(6,463)	(4,640)	(25,159)	(15,964)
Equity in earnings of unconsolidated partnerships	4	23	22	20

Total other income (expense)	(6,220)	(4,217)	(24,215)	(14,750)

Loss from operations before income tax (expense) benefit	(2,892)	(1,851)	(9,101)	(8,877)

Income tax (expense) benefit	1,387	34	1,244	(117)

Loss from operations	(1,505)	(1,817)	(7,857)	(8,994)

Minority interests in real estate partnerships	(105)	(30)	(964)	(85)
Minority interests in operating partnership	568	512	3,048	2,738

Net loss	$(1,042)	$(1,335)	$(5,773)	$(6,341)

Net loss per share — basic and diluted	$(0.06)	$(0.11)	$(0.37)	$(0.57)

Weighted average common shares — basic and diluted (1)	17,557	11,935	15,770	11,056

(1)	7 and 13 shares of unvested restricted common stock are anti-dilutive due to the net loss for the three months ended December 31, 2008 and 2007, respectively. 9 and 17 shares of unvested restricted common stock are anti-dilutive due to the net loss for the year ended December 31, 2008 and 2007, respectively.

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Unallocated
Three months ended December 31, 2008:	Operations	Development	and Other	Total
Revenues:
Rental revenue	$20,177	$—	$—	$20,177
Design-Build contract revenue and other sales	—	78,726	—	78,726
Property management and other fees	935	—	—	935
Development management and other income	—	134	—	134

Total revenues	21,112	78,860	—	99,972

Operating expenses:
Property operating and management	7,972	—	—	7,972
Costs related to design-build revenue and other sales	—	67,112	—	67,112
Selling, general, and administrative	—	7,593	—	7,593

Total operating expenses	7,972	74,705	—	82,677

	13,140	4,155	—	17,295

Interest and other income, net	142	12	85	239
Corporate general and administrative expenses	—	—	(2,226)	(2,226)
Interest expense	—	—	(6,463)	(6,463)
Provision for income taxes applicable to funds from operations modified	—	—	(140)	(140)
Non-real estate related depreciation and amortization	—	(359)	(57)	(416)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	7	—	—	7
Minority interests in real estate partnerships, before real estate related depreciation and amortization	(215)	—	—	(215)

Funds from operations modified (FFOM)	13,074	3,808	(8,801)	8,081

Amortization of intangibles related to purchase accounting, net of income tax benefit	(42)	(3,875)	1,527	(2,390)

Funds from operations (FFO)	13,032	(67)	(7,274)	5,691

Real estate related depreciation and amortization	(7,301)	—	—	(7,301)
Minority interests in operating partnership	—	—	568	568

Net income (loss)	$5,731	$(67)	$(6,706)	$(1,042)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Unallocated
Year ended December 31, 2008:	Operations	Development	and Other	Total
Revenues:
Rental revenue	$77,799	$—	$—	$77,799
Design-Build contract revenue and other sales	—	253,596	—	253,596
Property management and other fees	3,460	—	—	3,460
Development management and other income	—	885	—	885

Total revenues	81,259	254,481	—	335,740

Operating expenses:
Property operating and management	31,376	—	—	31,376
Costs related to design-build revenue and other sales	—	214,019	—	214,019
Selling, general, and administrative	—	20,141	—	20,141

Total operating expenses	31,376	234,160	—	265,536

	49,883	20,321	—	70,204

Interest and other income, net	597	149	176	922
Corporate general and administrative expenses	—	—	(10,074)	(10,074)
Interest expense	—	—	(25,159)	(25,159)
Provision for income taxes applicable to funds from operations modified	—	—	(3,860)	(3,860)
Non-real estate related depreciation and amortization	—	(1,129)	(230)	(1,359)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	35	—	—	35
Minority interests in real estate partnerships, before real estate related depreciation and amortization	(1,346)	—	—	(1,346)

Funds from operations modified (FFOM)	49,169	19,341	(39,147)	29,363

Amortization of intangibles related to purchase accounting, net of income tax benefit	(169)	(12,918)	5,104	(7,983)

Funds from operations (FFO)	49,000	6,423	(34,043)	21,380

Real estate related depreciation and amortization	(30,201)	—	—	(30,201)
Minority interests in operating partnership	—	—	3,048	3,048

Net income (loss)	$18,799	$6,423	$(30,995)	$(5,773)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net loss	$(1,042)	$(1,335)	$(5,773)	$(6,341)
Plus minority interests in operating partnership	(568)	(512)	(3,048)	(2,738)

Plus real estate related depreciation and amortization (2)	7,301	6,959	30,201	27,338

Funds from Operations (FFO) (1)	5,691	5,112	21,380	18,259
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	2,390	26	7,983	103

Funds from Operations Modified (FFOM) (1)	$8,081	$5,138	$29,363	$18,362

FFO per share and unit — basic and diluted	$0.21	$0.31	$0.89	$1.17
FFOM per share and unit — basic and diluted	$0.30	$0.31	$1.22	$1.17

Weighted average shares and units outstanding — basic	26,766	16,506	23,996	15,620
Weighted average shares and units outstanding -diluted	26,890	16,519	24,098	15,637

(1)	FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. The Company presents FFO and FFOM because it considers them important supplemental measures of operational performance. The Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s performance, nor are they indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $7,018 and $6,857 and the Company’s share of joint venture real estate depreciation and amortization of $283 and $102 for the three months ended December 31, 2008 and 2007, respectively. Real estate depreciation and amortization consists of depreciation and amortization from wholly-owned real estate properties of $28,965 and $27,165 and the Company’s share of joint venture real estate depreciation and amortization of $1,236 and $173 for the year ended December 31, 2008 and 2007, respectively.

Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy Chief Financial
Officer Tel: 704.940.2914
chandy@cogdellspencer.com
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